As filed with the Securities and Exchange Commission on June 30, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOTON DYNAMICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	94-33007502
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5970 OPTICAL COURT

SAN JOSE, CA 95138

(408) 226-9900

(Address of Principal Executive Offices, including Zip Code)

Amended and Restated 1995 Stock Option Plan

1995 Employee Stock Purchase Plan

(Full Titles of the Plans)

RICHARD OKUMOTO

Chief Financial Officer and Secretary

Photon Dynamics, Inc.

5970 Optical Court

San Jose, CA 95138

(408) 226-9900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

BRETT D. WHITE, ESQ.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share	650,000	$32.005	$20,803,250.00	$2,635.78

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ National Market on June 23, 2004, in accordance with Rule 457(c) of the Securities Act.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock, no par value per share, reserved for future issuance under the Amended and Restated 1995 Stock Option Plan	400,000	$32.005	$12,802,000
Common Stock, no par value per share, reserved for future issuance under the 1995 Employee Stock Purchase Plan	250,000	$32.005	$8,001,250
Total	650,000		$20,803,250

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 400,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 1995 Stock Option Plan, and (ii) 250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1995 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION

STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 relating to the Amended and Restated 1995 Stock Option Plan and the 1995 Employee Stock Purchase Plan (File Nos. 33–99582, 333–05283, 333–51413, 333–72761, 333–95479, 333–54254, 333–90332 and 333–104809) are incorporated by reference herein.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page)
99.1	Amended and Restated 1995 Stock Option Plan
99.2	1995 Employee Stock Purchase Plan, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of June, 2004.

PHOTON DYNAMICS, INC.

By:	/s/ RICHARD OKUMOTO
Richard Okumoto
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Hawthorne and Richard Okumoto, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ JEFFREY A. HAWTHORNE Jeffrey A. Hawthorne	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2004

/s/ RICHARD OKUMOTO Richard Okumoto	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 30, 2004

/s/ MALCOLM J. THOMPSON Malcolm J. Thompson	Chairman of the Board	June 30, 2004

/s/ E. FLOYD KVAMME E. Floyd Kvamme	Director	June 30, 2004

/s/ RICHARD P. BECK Richard P. Beck	Director	June 30, 2004

/s/ NICHOLAS BRATHWAITE Nicholas Brathwaite	Director	June 30, 2004

/s/ MICHAEL J. KIM Michael J. Kim	Director	June 30, 2004

Elwood Spedden	Director

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page)
99.1	Amended and Restated 1995 Stock Option Plan
99.2	1995 Employee Stock Purchase Plan, as amended